Exhibit 99.2







                           SEABULK INTERNATIONAL, INC.

                                STOCK OPTION PLAN

                                  FOR DIRECTORS














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                           SEABULK INTERNATIONAL, INC.
                         STOCK OPTION PLAN FOR DIRECTORS

                                TABLE OF CONTENTS
                                -----------------


Article                                                                                                       Page
-------                                                                                                       ----

I.       Establishment, Purpose and Effective Date of Plan......................................................1

         1.1      Establishment.................................................................................1
         1.2      Purpose.......................................................................................1
         1.3      Effective Date................................................................................1

II.      Definitions............................................................................................1

         2.1 Definitions........................................................................................1


                 (a)   "Annual Options".........................................................................1
                 (b)   "Beneficiary"............................................................................1
                 (c)   "Board"..................................................................................1
                 (d)   "Change in Control"......................................................................2
                 (e)   "Code"...................................................................................2
                 (f)   "Committee"..............................................................................2
                 (g)   "Company"................................................................................2
                 (h)   "Disability".............................................................................2
                 (i)   "Exercise Price".........................................................................2
                 (j)   "Fair Market Value"......................................................................2
                 (k)   "Initial Options"........................................................................3
                 (l)   "Non-Qualified Stock Option".............................................................3
                 (m)   "Option".................................................................................3
                 (n)   "Option Date"............................................................................3
                 (o)   "Participant"............................................................................3
                 (p)   "Retirement".............................................................................3
                 (q)   "Service"................................................................................3
                 (r)   "Stock"..................................................................................3
                 (s)   "Stock Option Agreement".................................................................3
                 (t)   "Vested".................................................................................3

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                          TABLE OF CONTENTS (continued)
                          -----------------------------

Article                                                                                                        Page
-------                                                                                                        ----

III.     Eligibility and Participation..........................................................................3

IV.      Administration.........................................................................................4

V.       Stock Subject to Plan..................................................................................4

         5.1      Number........................................................................................4
         5.2      Unused Stock..................................................................................4
         5.3      Adjustment in Capitalization..................................................................4

VI.      Duration of Plan.......................................................................................5

VII.     Terms of Options.......................................................................................5

         7.1      Grant of Options..............................................................................5
         7.2      Option Agreement..............................................................................5
         7.3      Exercise Price................................................................................5
         7.4      Duration of Options...........................................................................5
         7.5      Vesting of Options............................................................................6
         7.6      Nontransferability of Options.................................................................6
         7.7      Restriction on Stock Transferability..........................................................6
         7.8      Exercise of Options...........................................................................6
         7.9      Purchase for Investment.......................................................................6


VIII.    Cessation as Director..................................................................................7

IX.      Amendment, Modification and Termination of Plan........................................................7

X.       Tax Withholding........................................................................................8

XI.      Unfunded Plan..........................................................................................8

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                          TABLE OF CONTENTS (continued)
                          -----------------------------


Article                                                                                                       Page
-------                                                                                                       ----

XII.     No Right to Remain a Director..........................................................................8

XIII.    Requirement of Law.....................................................................................8

         13.1 Requirement of Law ...............................................................................8
         13.2 Governing Law ....................................................................................9







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                           SEABULK INTERNATIONAL, INC.

                         STOCK OPTION PLAN FOR DIRECTORS


                                    Article I
                Establishment, Purpose and Effective Date of Plan


1.1       Establishment.
          -------------

          Seabulk International, Inc., a Delaware corporation, hereby establishes a stock option plan for members of its Board of Directors, which shall be known as the Seabulk International, Inc. Stock Option Plan for Directors (the "Plan").

1.2       Purpose.
          -------

          The purpose of the Plan is to aid the Company in competing with other companies for the services of new Directors, to induce Directors to remain as Directors, to focus Directors on the long-term Company objectives, to reward and recognize Directors for their contributions to the success of the Company and to motivate Directors to acquire an interest in the Company.

1.3       Effective Date.
          --------------

          The "Effective Date" of the Plan shall be the date of approval by the holders of a majority of the shares of Stock entitled to vote represented in person or by proxy at a meeting duly called after the adoption of the Plan by the Board.

                            Article II - Definitions

2.1       Definitions.
          -----------

Whenever used herein, the masculine pronoun shall be deemed to include the feminine, the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

     a)   "Annual Options" means options granted on an ongoing annual basis.

     b) "Beneficiary" means the person or persons designated by a Participant to exercise an Option in the event of the Participant's death while employed by, or as a Director of, the Company, or in the absence of such designation, the legal representative of the Participant's estate.

     c)   "Board" or "Directors" mean the Board of Directors of the Company.


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     d)   A "Change in Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company eligible to vote in the election of directors generally, (ii) the Company shall be merged or consolidated with another entity, or substantially all of the assets of the Company shall be sold or transferred to another entity if, in any such case, as a result of such merger, consolidation or sale, less than 50% of the outstanding voting securities of the resulting entity eligible to vote in the election of directors generally (or comparable governing body) shall be owned in the aggregate by the former shareholders of the Company, (iii) a person, including a "group" (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any member of the Existing Group), within the meaning of Section 3(a)(9) or of
          Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall acquire 50% or more of the outstanding voting securities of the Company eligible to vote in the election of directors generally (whether directly, indirectly, beneficially or of record), or (iv) the Company is to be dissolved or liquidated. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(l)(i) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934. For the purpose of this definition, a "member of the Existing Group" means any person or entity controlled by, or under common control with, any of Credit Suisse First Boston Private Equity, Carlyle Group or Riverstone Holdings, LLC.

     e)   "Code" means the Internal Revenue Code of 1986, as amended.

     f)   "Committee" means the Compensation Committee of the Board.

     g)   "Company" means Seabulk International, Inc., a Delaware corporation.

     h) "Disability" means the inability of an individual to fulfill his responsibilities as a Director as a result of mental or physical incapacity.

     i) "Exercise Price" means, with respect to any Option, a value as specified in Section 7.3, determined as of the date of grant of such Option.

     j) "Fair Market Value" means, for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the Over-the-Counter Bulletin Board Market ("OTCBB"), the last transaction price per share as quoted by the National Market of NASDAQ or the OTCBB, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market of NASDAQ or the OTCBB, but when prices for the Stock shall be reported by NASDAQ, the closing bid price as reported by NASDAQ, (iii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of Stock on such exchange as of the close of such trading day, or (iv) the market price per share of Stock as determined by a qualified valuation expert selected by the Board in the event neither (i), (ii), or (iii) above shall be applicable. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the next succeeding day when the markets are open.

     k) "Initial Options" means Options granted to Directors on the Option Date following the Effective Date or in the initial year that an individual becomes a Director.


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     l)   "Non-Qualified Stock Option" means a Stock Option, other than an
          Option qualifying as an Incentive Stock Option, as defined in Code
          Section 422.

     m) "Option" means the contractual right granted to a Participant to purchase a share of Stock under the Plan at a stated price for a specified period of time.

     n) "Option Date" means the first business day after the annual meeting of stockholders of the Company.

     o) "Participant" means a Director who has been granted Options under the Plan.

     p) "Retirement" means the cessation of a Participant's Service as a Director after attaining age 62.

     q) "Service" means the period of time that an individual serves as a member of the Board and includes any service prior to the adoption of the Plan as well as service as a consultant to the Board prior to election to the Board.

     r)   "Stock" means the Company's Common Stock.

     s) "Stock Option Agreement" means an agreement between the Participant and the Company evidencing the grant and terms of an Option.

     t) "Vested" means that an Option is nonforfeitable and exercisable with regard to a designated number of shares of Stock as specified in
          Section 7.5.


                   Article III - Eligibility and Participation

     All members of the Board, who are not otherwise officers or employees of the Company, shall be eligible to participate in the Plan.





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                           Article IV - Administration

     The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be uniformly applied and shall be final, binding and conclusive for all purposes and upon all persons.

                        Article V - Stock Subject To Plan

5.1       Number.
          ------

          Subject to adjustment as provided by Section 5.3, the total number of shares of Stock reserved for Options and subject to issuance under the Plan may not exceed 360,000 shares of Stock. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

5.2       Unused Stock.
          ------------

          In the event any shares of Stock are subject to an Option which, for any reason, expires or is terminated unexercised as to such shares, such shares again shall become available for issuance under the Plan.

5.3       Adjustment in Capitalization.
          ----------------------------

          In the event of any change in the Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or change of shares, or rights offering to purchase Stock at a price substantially below fair market value, or of any similar change affecting the Stock, the number and Exercise Price of any Options may be proportionately adjusted, as deemed equitable and appropriate by the Committee, and the number of shares of Stock subject to issuance under the Plan may be proportionately adjusted by the Board upon the recommendation of the Committee, as the Board deems equitable and appropriate.


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                          Article VI - Duration of Plan

          The Plan shall remain in effect, subject to the Board's right to terminate the Plan pursuant to Article IX, until all Stock subject to it has been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option may be granted under the Plan on or after the tenth anniversary of the Plan's Effective Date.

                         Article VII - Terms of Options

7.1       Grant of Options.
          ----------------

          Each person who is an eligible participant in the Plan as specified in
          Article III shall receive the following Option grants.

          a) Those eligible Directors as of the Effective Date will receive 10,000 Options on the Option Date immediately following the Effective Date.

          b) Those individuals who become eligible Directors after Effective Date will receive 10,000 Options on the first Option Date following their election to the Board.

          c) All eligible Directors will receive 4,000 Annual Options on each Option Date commencing with the Option Date following the Option Date on which Initial Options were granted.

          d) Any eligible Director who is serving in the capacity of Chairman of the Board on an Option Date shall be entitled to receive twice the number of options to which such Director would otherwise be entitled under subsections (a)-(c) of this section 7.1.

         All options granted under the Plan will be Non-Qualified Stock Options.

7.2       Stock Option Agreement.
          ----------------------

          Each Option shall be evidenced by a Stock Option Agreement that shall specify that the Options are Non-Qualified Stock Options, the Exercise Price, the duration of the Options, the number of shares of Stock to which the Option pertains, the events by which the Options become Vested, and such other provisions as the Committee shall determine.

7.3       Exercise Price.
          --------------

          All Options granted under the Plan will be granted at a price equal to the Fair Market Value as of the Option Date applicable to that Option.

7.4       Duration of Options.
          -------------------

          Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no Option shall be exercisable on or after ten years following the date of grant.


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7.5      Vesting of Options.
         ------------------

          a) All Options granted under the Plan will become 100% Vested and exerciseable as of the first anniversary of the date that the Options are granted.

          b) Notwithstanding the provisions of Subsection (a) above, Options granted under the Plan will become 100% Vested and exerciseable in the event of the Participant's death, Disability, completion of ten (10) years Service, Retirement or Change in Control, except to the extent that the exerciseability of any such Option would result in an "excess parachute payment" within the meaning of Section 280G of the Code.

7.6       Nontransferability of Options.
          -----------------------------

          No Option granted under the Plan, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant, Options may be exercised only by the Participant.

7.7       Restriction on Stock Transferability.
          ------------------------------------

          The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed, under any blue sky or state securities laws applicable to such shares and under any buy/sell agreements entered into by the existing shareholders.

7.8       Exercise of Options.
          -------------------

          A Participant shall exercise a Vested Option by written notice to the Committee specifying the number of shares of Stock to be purchased. The Exercise Price of any Vested Option shall be payable to the Company in full at the time of the exercise of the Option in a manner as is specified in the Stock Agreement.

7.9       Purchase for Investment.
          -----------------------

          At the time of any exercise of any Option, the Committee may, if it shall deem it necessary for any reason connected with any law or regulation of any governmental authority relating to the regulation of securities, require as a condition to the issuance of Stock that the Participant represent in writing to the Company that it is his intention to acquire the Stock for investment only and not for resale. In the event such a representation is required and made, no Stock shall be issued to the Participant unless and until the Company is satisfied with the validity of such representation. Certificates for Stock as to which such representation is required and made may, in the discretion of the Board, be endorsed with a legend noting such representations.


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                      Article VIII - Cessation As Director

     In the event the Participant shall cease to be a Director of the Company for any reason, except following an event enumerated in Section 7.5(b), any outstanding Vested Options may be exercised for a period of twelve (12) months following such cessation as a Director (or the expiration date of the Option, if shorter). The Participant may exercise any such Options as were exercisable at the date of cessation as a Director, and no more.

     In the event the Participant shall cease to be a Director of the Company following an event enumerated in Section 7.5(b), except death, any outstanding Options may be exercised until the expiration date of the Option. The Participant may exercise only such options as were exercisable at the date of the cessation as a director, and no more.

     If the Participant dies before his service as a Director ceases, the Participant's Beneficiary may, within the twelve (12) month period following death (or the expiration date of the Options, if shorter), exercise the Options on the Participant's behalf.

          Article IX - Amendment, Modification and Termination of Plan

     The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without the approval of the holders of a majority of the shares of Stock entitled to vote represented in person or by proxy at a meeting duly called may:

     (a) Increase the total amount of Stock which may be issued under the Plan, except as provided in Sections 5.1 and 5.3 of the Plan.

     (b)  Change the class of individuals eligible to receive Options.

     (c) Change the provisions of the Plan regarding the Exercise Price except as permitted by Section 5.3.

     (d) Materially increase the cost of the Plan or materially increase the benefits to Participants.

     (e)  Extend the period during which Options may be granted.

     (f) Extend the maximum period after the date of grant during which Options may be exercised.

     No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option granted under the Plan without the consent of the Participant.


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                           Article X - Tax Withholding

     Whenever shares of Stock are to be issued under the Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state, and local tax withholding requirements. The Company may also withhold from delivery to the recipient a number of shares, the Fair Market Value of which is sufficient to satisfy federal, state and local withholding requirements.

                           Article XI - Unfunded Plan

     The Plan shall be unfunded. The Company shall not be required to segregate any assets that may be represented by Options. The Company shall not be deemed to be a trustee of any amounts to be paid under any Option. Any liability of the Company to pay any Participant with respect to an Option shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligation shall be deemed to be secured by any pledge or encumbrance on any property of the Company.

                   Article XII - No Right To Remain A Director

     The grant of an Option shall not create any right in any person to remain as a Director of the Company.

                        Article XIII - Requirement of Law

13.1      Requirement of Law.
          ------------------

          The granting of Options and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.2      Governing Law.
          -------------

          The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware except to the extent superseded by federal law.




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                                                SEABULK INTERNATIONAL, INC.

                                                BY:___________________________

                                                TITLE: ________________________


ATTEST:

_____________________________
SECRETARY


[CORPORATE SEAL]







                                       9
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                               AMENDMENT NO. 1 TO
                           SEABULK INTERNATIONAL, INC.
                         STOCK OPTION PLAN FOR DIRECTORS

           WHEREAS, SEABULK INTERNATIONAL, INC., (the "Company"), has heretofore adopted the SEABULK INTERNATIONAL, INC. STOCK OPTION PLAN FOR DIRECTORS (the "Plan"); and

           WHEREAS, the Company desires to amend the Plan in certain respects;
and

           WHEREAS, the Compensation Committee of the Board of Directors of the Company has authorized this amendment on April 18, 2005.

           NOW, THEREFORE, the Plan shall be amended as follows, effective as of April 18, 2005:

I.   Section 5.3 of the Plan shall be deleted and replaced with the following:

          "5.3.....Adjustment in Capitalization.

          In the event of stock dividends, spin offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events, the number of shares of Stock that may be issued under the Plan, as well as the number or type of shares or other property subject to outstanding Options and the applicable option or purchase price per share, shall be adjusted appropriately by the Committee, as determined in its sole discretion."

II.  As amended hereby, the Plan is specifically ratified and reaffirmed.


                                     Seabulk International, Inc.

                                     By:
                                         ---------------------------------------
                                         Alan R. Twaits
                                         Senior Vice President, General Counsel
                                         and Secretary






Adopted 04-18-05

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